                             PADCO ADVISORS II, INC.

                          AMENDED AND RESTATED BY-LAWS

                                     Offices

     1. The principal office of PADCO Advisors II, Inc. (hereinafter referred to as the "Corporation") shall be located at:

                               9601 Blackwell Road
                                    Suite 500
                           Rockville, Maryland 20850

     2. The Corporation also may have offices at such other places as the board of directors of the Corporation (hereinafter sometimes referred to as "Board of
Directors," "Board," or "Directors") shall appoint if the business of the
Corporation so requires.

                                      Seal

     3. The seal of the Corporation shall bear the name of the Corporation, the year of its creation, and the words "Corporate Seal."

                             Stockholders' Meetings

     4. All meetings of the stockholders of the Corporation (hereinafter referred to as Stockholders") shall be held at the principal office of the
Corporation or such other place designated by the Board of Directors, unless some other place is designated within the limits provided by law.

     5. A Stockholder may vote in person or by proxy granted in writing by the
Stockholder or by his duly-authorized attorney-in-fact, which proxy shall be filed with and verified by the secretary of the Corporation (hereinafter referred to as the "Secretary") or the Secretary of the meeting, if the
Stockholders entitled to vote at the meeting shall so decide, and which proxy shall be dated, but need not be sealed, witnessed, or acknowledged. The Board may fix the record date for the determination of Stockholders entitled to vote.

     6. The holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote, represented in person (or by proxy), shall constitute a quorum at all meetings of the Stockholders for the transaction of business, except as otherwise required by statute or by the
Articles of Incorporation of the Corporation (hereinafter referred to as the
"Articles"). If, however, such quorum shall not be present (or represented) at any meeting of the Stockholders, the Stockholders present in person (or represented by proxy) shall have power to adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum shall be present (or represented). At such reconvened meeting at which a quorum shall be present (or represented), any business may be transacted which might have been transacted at the meeting as originally notified.

     7. Any action required or permitted to be taken at any meeting of
Stockholders may be taken without a meeting if: (i) a consent in writing setting forth such action is signed by all the Stockholders entitled to vote thereon;
(ii) any of the Stockholders entitled to notice of a meeting, but not to vote at such meeting, have waived in writing any rights which they may have to dissent from such action; and (iii) such consent and waiver are filed with the records of the Corporation.

     8. Voting upon all questions at all meetings of the Stockholders shall be by shares of stock, and not per capita, unless otherwise provided in the
Articles.

     9. If a quorum is present, the affirmative vote of a majority of the shares of stock (present,/represented) at the meeting shall be the act of the
Stockholders unless the vote of a greater number of shares of stock is required by law or the Articles.

     10. Upon the demand of any Stockholder, the vote upon any question before the meeting shall be by ballot.

                      Annual Meeting and Order of Business

     11. The first annual meeting of the Stockholders shall be held during the twelfth (12th) month of the corporate fiscal or calendar year at the principal office of the Corporation or such other place designated by the Board of
Directors, unless a different place is designated by the Board of Directors. At the meeting, the Stockholders shall elect, by a plurality vote by ballot, a
Board of Directors to serve for the ensuing year and until their successors are elected/or chosen. Each Stockholder is entitled to one (1) vote for each share of stock registered in his name on the twentieth (20th) day preceding the election, exclusive of the day of such election.

     12. Written notice of the annual meeting shall be mailed to each
Stockholder at his address as the same appears on the stock book of the
Corporation, or, if no address is given therein, to the address of such
Stockholder last known to the Secretary. Such notice shall be mailed at least ten (10) days prior to the meeting and shall state the place, date, and hour of the meeting.

     13. At all meetings of Stockholders, any Stockholder present and entitled to vote (in person or by proxy) shall be entitled to require, by written request to the Chairman of the meeting, that the order of business shall be as follows:

     (a) Organization.

     (b) Proof of notice of meeting or of waivers thereof. (The certificate of the Secretary, or the affidavit of any other person who mailed or published the notice or caused the same to be mailed or published, shall be proof of service of notice.)

     (c) Submission by the Secretary (or his delegate, if any shall have been appointed) of a list of Stockholders entitled to vote, in person or by proxy.

     (d) If an annual meeting or a meeting called for that purpose, the reading of unapproved minutes of preceding meetings and action taken thereon.

     (e) Reports.

     (f) If an annual meeting or a meeting called for that purpose, the election of Directors.

     (g) Unfinished business,

     (h) New business.

     (i) Adjournment.

                        Special Meetings of Stockholders

     14. Special meetings of the Stockholders may be called by the Chief
Executive Officer of the Corporation (hereinafter referred to as the "CEO") at the request in writing, or by vote, of a majority of the Board of Directors, or may be called by the Secretary upon the written request of the holders of not less than twenty-five percent (25%) of the outstanding voting stock of the
Corporation, provided that said Stockholders comply with the requirements of the laws of the State of Maryland.

     15. Written notice of a special meeting shall be delivered not less than ten (10) or more than fifty (50) days before the date of such meeting, exclusive of the day of delivery, unless otherwise required by law. Such notice may be delivered, either personally or by mail, to each Stockholder entitled to vote at such meeting. If notice is delivered by mail, such notice is to be delivered to the Stockholder's address last known to the Secretary. Such notice shall state the place, date, and hour of such meeting and the general nature of the business to be transacted.

                    First Meeting of Directors After Election

     16. After the election of the Directors, the newly-elected Board of
Directors shall meet at such place and time as shall be fixed by the vote of the
Stockholders at the annual meeting for the purpose of organization and otherwise, and no notice of such meeting shall be necessary to the newly elected
Directors in order legally to constitute the meeting, if a majority of the whole
Board actually is present. The place and time of the first meeting of the Board, however, may be fixed by the consent in writing of all the Directors.

     17. At the first meeting after the election, the Board shall elect a CEO,
President and, at its discretion, one or more vice presidents of the Corporation
(hereinafter referred to as "Vice Presidents").

     18. The Board of Directors also shall appoint at such meeting a Secretary and a treasurer of the Corporation (hereinafter referred to as the "Treasurer"), neither of whom need be a member of the Board and both of whom shall hold office during the pleasure of the Board but shall not be appointed for a term longer than one (1) year.

     19. Except as may otherwise be provided in any applicable agreement, all such appointed officers shall be subject to removal by resolution of the Board at any time, with or without cause, provided that a majority of the whole Board shall vote in favor thereof.

                            Regular Meetings of Board

     20. Regular meetings of the Board of Directors shall be held without notice on the same day and subsequent to the annual meeting of Stockholders at the office of the Corporation.

                           Special Meetings of Board

     21. Special meetings of the Board may be called by the CEO on two days'
notice to each Director, such notice to be made either personally or by wire;
special meetings may be called in like manner and on like notice on the written request of any Director. With the consent of a majority of the Directors, a shorter notice may be given.

                           Quorum at Meetings of Board

     22. A majority of the Directors shall be necessary at all times to constitute a quorum for the transaction of any business. If a quorum is present, the affirmative vote of a majority of the Directors present shall be deemed the act of the Directors unless the vote of a greater number of Directors is required by law, the Articles, or these By-Laws.

     23. Any action required or permitted to be taken at any meeting of the
Board may be taken without a meeting if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the meeting of the Board.

                           General Powers of Directors

     24. The Board of Directors shall be charged with the control and management of the affairs, business, and properties of the Corporation. In addition to the powers and authorities expressly conferred herein, the Board may exercise all such powers of the Corporation and perform all such lawful acts as are not by statute, or by these By-Laws, directed or required to be exercised or done by the Stockholders. A Director need not be a Stockholder.

     25. The Board of Directors may adopt such rules and regulations for the conduct of the Board's meetings as the Board may deem proper so long as such action is not inconsistent with the laws of the State of Maryland, these
By-Laws, or the Articles.

                          Specific Powers of Directors

     26. Without prejudice to the general powers conferred by the last preceding clause and the other powers conferred by the Articles and these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following powers:

          First: To make and change rules and regulations, not inconsistent with these By-Laws, for the management of the Corporation's business and affairs.

          Second: To purchase or otherwise to acquire for the Corporation any property, rights, or privileges which the Corporation is authorized to acquire, at such price and on such terms and conditions and for such consideration as the
Board, in its discretion, shall deem appropriate.

          Third: At the Board's discretion, to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures, or other securities of the Corporation.

          Fourth: To create, make, and issue mortgages, bonds, deeds of trust, trust agreements, and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to perform every other act necessary to effectuate the same.

          Fifth: To appoint and, at the Board's discretion, to remove or suspend such subordinate officers, agents, or servants, permanently or temporarily, as the Board may deem appropriate, and to determine the duties and specify the salaries or emoluments of such subordinate officers, agents, or servants, and to require security in such instances and in such amounts as the Board deems appropriate.

          Sixth: To confer upon any appointed officer of the Corporation, by resolution, the power to choose, remove, or suspend such subordinate officers, agents, or servants.

          Seventh: To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, and documents.

                     Number and Qualification of Directors

     27. The number of Directors shall be four (4). The number of Directors may be increased or decreased by a majority vote of the Stockholders. The Directors shall be elected at the annual meeting of the Stockholders, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

     28. At any special meeting of the Stockholders called in the manner provided for in paragraphs 14 and 15 of these By-Laws, the Stockholders, by a vote of a majority of all shares of stock of the Corporation outstanding and entitled to vote, may remove, with or without cause, any Director or Directors from office and may elect a successor or successors to fill any resulting vacancies for the remainder of his or their terms.

                           Compensation of Directors

     29. A Director shall be entitled to receive reasonable compensation for his services as a Director as may be approved by the Board of Directors.

                                    Officers

     30. The officers of the Corporation (hereinafter referred to as "Officers")
shall be chosen by a majority vote of the Board of Directors. The Officers shall be a Chief Executive Officer, a President, a Secretary, and a Treasurer. The
Board of Directors, in accordance with the procedures described in these
By-Laws, may also elect a Chairman of the Board, a Chief Operating Officer, and
such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other Officers as the Board shall from time to time determine. The Board may provide that any two (2) or more offices may be held by the same person.

                              Chairman of the Board

     31. If elected, the Chairman of the Board shall preside at meetings of the
Board of Directors and shall perform such other duties and have such powers as may from time to time be designated by the Board of Directors.

     32. If elected, the Chairman shall preside at all meetings of Stockholders.
He or she may sign and execute, in the name of the Corporation, all authorized deeds, leases, mortgages, bonds, contracts or other instruments.

     33. If elected, the Chairman may appoint such officers, agents, and employees, additional to those who may be elected or appointed, by the Board, as he or she shall from time to time deem necessary for the proper conduct of the business of the Corporation and he or she may fix their compensation and terminate their employment.

                             Chief Executive Officer

     34. The CEO shall be the chief executive officer of the Corporation and shall, in the absence or disability of the Chairman of the Board, preside at all meetings of the Stockholders

and Directors; shall be charged with the general and active management and direction of the business of the Corporation; shall see that all orders and resolutions of the board are effectuated; shall execute under the seal of the
Corporation all bonds, mortgages, and other contracts requiring a seal; shall keep in safe custody the seal of the Corporation, and, when authorized by the
Board, shall affix that seal to any instrument requiring the same, and the seal when so affixed shall be attested by the signature of the Secretary of the
Treasurer.

     35. The CEO shall have general superintendence and direction of all the other Officers of the Corporation and shall see that the duties of all the other
Officers of the Corporation are properly performed.

     36. The CEO shall submit a report of the operations of the Corporation for the fiscal year to the Directors at the regular meeting of the Board, and to the
Stockholders at the annual meeting of the Stockholders, and from time to time shall report to the members of the Board of Directors all matters within the
CEO's knowledge which the interests of the Company may require the Directors to know.

     37. The CEO shall have the general powers and duties of the CEO of a corporation, and shall perform such other duties as the Board may direct.

                                   President

     38. The President shall exercise general supervision over the affairs of the Corporation and shall perform such executive duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the CEO. In
absence or disability of the CEO, the President shall perform the duties and exercise the powers of the CEO.

                             Chief Operating Officer

     39. If elected, the Chief Operating Officer shall be responsible for overseeing the day-to-day operations of the Corporation and supervising the employees of the Corporation engaged in the daily operations, including, but not limited to, execution of trades, maintenance of records and other administrative functions. In the absence or disability of the CEO and President, the Chief
Operating Officer shall perform the duties and exercise the powers of the CEO and shall perform such other duties and shall have such other powers as the
Board of Directors may prescribe.

                                   Secretary

     40. The Secretary shall keep minutes of all meetings of the Stockholders;
shall give or cause to be given, notice of all meetings of the Stockholders of the Corporation and of the Board of Directors; shall maintain at all times in the principal office of the Corporation at least one (1) copy of the By-Laws with all amendments to date; shall make the By-Laws, the annual statement of the affairs of the Corporation, and any voting trust agreement, or any other document, on file at the office of the Corporation, available for inspection by any Officer, Director, or Stockholder during reasonable business hours; and
shall perform such other duties as may be prescribed by the Board of Directors, the CEO or the President.

                                    Treasurer

     41. The Treasurer shall have custody of the corporate funds and securities of the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to

the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     42. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper voucher for such disbursements;
and shall render to the CEO and the Board of Directors, at regular meetings of the Board or when the Board of Directors so requires, an account of all transactions conducted as Treasurer and of the financial condition of the
Corporation.

     43. If required by the Board of Directors, the Treasurer shall give the
Corporation a bond for the faithful performance of the duties of that office in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors. The Treasurer shall provide for restoration to the Corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

                         Other Officers and Substitutes

     44. The Vice President, Assistant Treasurers and Assistant Secretaries
shall perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board or the CEO. The Board of Directors, at any other time, may designate any other person or persons, on behalf of the Corporation, to sign any contracts, deeds, or notes, or other instruments in the place or stead of any of the offices, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of this Corporation as fully as if executed by any regular officer.

                                  Resignations

     45. Except as may otherwise be provided in any applicable agreement, any
Director or Officer may resign his office at any time, such resignation to be made in writing and to take effect from the time the same is received by the
Corporation, unless some time is specified in the resignation, and then from that date. The acceptance of a resignation shall not be necessary to make such resignation effective.

                                    Vacancies

     46. If the office of any Director becomes vacant for any reason (including an increase in the number of Directors), the remaining Directors, although less than a quorum, by a majority vote, may choose a successor or successors who shall hold office for the unexpired term. If the office of CEO, President,
Secretary, or Treasurer becomes vacant for any reason, the Directors, by a majority vote, may choose a successor or successors who shall hold office for the unexpired term.

     47. If the entire Board of Directors shall become vacant, any Stockholder may call a special meeting pursuant to the procedure contained in paragraphs 14 and 15 of these By-Laws, and Directors for the unexpired term may be elected at the said special meeting in the manner provided for their election at annual meetings.

                            Compensation of Officers

     48. The salaries and other compensation of all Officers and all agents of the Corporation shall be fixed by or pursuant to authority delegated by, the
Board of Directors, or by the Chairman of the Board, as the case may be.

                   Indemnification of Officers and Directors

     49. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General
Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The
Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any Shareholder thereof to which such personal would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("Disabling Conduct").

     50. Any current or former director or officer of the Corporation seeking indemnification within the scope of this Article shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General
Corporation Law. The person seeking indemnification shall provide to the
Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the
Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance, or (c) a majority of a quorum of disinterested directors of the Corporation, nor parties to the proceeding ("Disinterested
Non-party Directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the
Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

     51. At the request of any person claiming indemnification under this
Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of Disabling Conduct by (i)
the vote of a majority of a quorum of Disinterested Non-party Directors or (ii)
an independent legal counsel in a written opinion.

     52. Employees and agents who are not officers or directors of the
Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract.

     53. The Board of Directors may make further provisions consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of Shareholders or disinterested directors or otherwise.

     54. References in this Article are to the Maryland General Corporation Law as from time to time amended. No amendment of these By-Laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

                                    Dividends

     55. Dividends on the capital stock of the Corporation, when earned, shall be declared at the discretion of the Board of Directors.

                           Directors' Annual Statement

     56. The Board of Directors shall present at each annual meeting, and, when called for by the Stockholders, at any special meeting of the Stockholders, a complete statement of the business and condition of the Corporation.

                              Certificate of Stock

     57. Certificates of stock shall be signed by either the Chairman of the
Board, the CEO or the President and either the Secretary or Assistant Secretary, and shall bear the seal of the Corporation.

                               Loss of Certificate

     58. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall advertise the same in such manner as the Board may require, and shall give the Corporation a bond of indemnity in a form satisfactory to the Board, whereupon the proper Officer may issue a new certificate of the same tenor with the one alleged to be lost or destroyed, but always subject to the approval of the Board.

                                    Transfer

     59. No transfers of stock shall be recognized or binding upon the
Corporation until recorded on the books of the Corporation and until surrender and cancellation of the previously issued certificates for a like number of shares.

                       Form of Certificates and Procedure

     60. The Board of Directors shall have the power and authority to determine the form of stock certificates (except insofar as prescribed by law), and to make all such rules and regulations as the Directors may deem expedient concerning the issue, transfer, and registration of said certificates, and to appoint one (1) or more transfer agents and/or registrars to countersign and register the same.

              Record Dates for Dividends and Stockholders' Meetings

     61. The Board of Directors may fix a date, not exceeding twenty (20) days preceding (i) the date of any meeting of Stockholders, (ii) any dividend payment date, or (iii) any date for the allotment of rights, during which period the books of the Corporation shall be closed against transfers of stock, and for the determination of the Stockholders entitled to notice of, and to vote at, such meeting, or entitled to receive such dividends or rights, as the case may be.
Only Stockholders of record on such date shall be entitled to notice of, and to vote at, such meeting, or to receive such

dividends or rights, as the case may be. In the case of a meeting of
Stockholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

                                     Notice

     62. Whenever notice is required by statute or by these By-Laws to be given to the Stockholders, or the Directors, or any Officer of the Corporation,
personal notice is not meant unless expressly stated and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box, properly stamped, addressed to each Stockholder, Director, or
Officer, and such notice shall be deemed to have been given at the time of such mailing, except where notice is required to be given by wire, in which case notice shall be deemed to be given at the time the same is delivered to the telegraph company.

                                     Waiver

     63. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the Articles or these
By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   Fiscal Year

     64. The fiscal year of the Corporation shall be a calendar year or such other fiscal year as the Board of Directors may determine.

                                   Amendments

     65. The Board of Directors, by the affirmative vote of a majority of the members of the Board, may add to, alter, amend, repeal, or suspend these By-Laws at any regular meeting of the Board or at any special meeting of the Board, provided that notice of the proposed alteration or amendment has been given to each Director. Any action of the Board of Directors in adding to, altering, amending, repealing, or suspending these By-Laws shall be reported to the
Stockholders at the next annual meeting and may be changed or rescinded by majority vote of all of the stock of the Corporation then outstanding and entitled to vote. In no event shall the Board of Directors have any power to amend this paragraph.

                      Voting of Stock in Other Corporation

     66. Any stock in other corporations, which, from time to time, may be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the Chairman of the Board, CEO, President or
Treasurer, or by proxy or proxies appointed by the Chairman of the Board, CEO,
President or Treasurer, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of the Directors.

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